POWER OF ATTORNEY
Know all by these presents that the undersigned hereby
constitutes and appoints each of Catherine M.
Reynolds, Melissa M. Gleespen, Ashley L. Bancroft or Rhonda M. Morris or
any of them acting singly, and with full power of substitution, the undersigneds true and lawful attorney in fact to:
(1) prepare, execute in the undersigneds name and on the
undersigneds behalf, and submit to the U.S. Securities and
Exchange Commission (the SEC) a Form ID, including
amendments thereto, and any other documents necessary or
appropriate to obtain codes, passwords and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the
undersigneds capacity as a director and/or officer of
CMS Energy Corporation and/or Consumers Energy Company
(collectively, the Company),Form 144 in accordance with Rule 144 of the Securities Act of 1933 (Securities Act), Forms 3, 4, and 5 in accordance with Section 16(a)of the Exchange Act and the rules thereunder and any other forms or reports;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Form 144, Form 3, 4, or 5 or other form or report, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents
executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act or
Rule 144 of the Securities Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 7 day of August,
2014.
/s/ David W. Joos
, unless earlier revoked by the
undersigned in a